UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

SAExploration Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2018, SAExploration Holdings, Inc. (the “Company”) received a deficiency notice from the NASDAQ Capital Market (“NASDAQ”) stating that, based on the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company is no longer in compliance with the minimum closing bid price of $1 per share required by NASDAQ Listing Rule 5550(a)(2). As provided in the NASDAQ rules, the Company has 180 calendar days, or until March 18, 2019, to regain compliance. To regain compliance, the minimum closing bid price of the Company’s common stock must be at least $1 per share for a minimum of ten consecutive business days at any time on or prior to March 18, 2019.

As disclosed further in Item 3.03 below, the Company completed a 20-to-1 reverse stock split on September 17, 2018. The Company filed the required notices with Nasdaq in connection with the reverse stock split and has been in discussions with Nasdaq regarding the receipt of the deficiency notice. As of the date of this filing, the minimum closing bid price of the Company’s common stock was in excess of $1 per share for the three consecutive business days following the reverse stock split and the Company believes that it will be in compliance with the listing standard following the close of markets on September 28, 2018, well in advance of the March 18, 2019 compliance deadline. There can be no assurance, however, that the Company will be in compliance prior to such deadline.

The NASDAQ deficiency notice does not impact the Company’s listing on the NASDAQ Capital Market at this time, and the Company’s common stock will continue to trade of the NASDAQ Capital Market under the symbol “SAEX”. The notice also does not impact the Company’s obligation to file periodic reports and other reports with the Securities and Exchange Commission under applicable federal securities laws.

Item 3.03. Material Modifications to Rights of Security Holders.

As previously disclosed, the Company was authorized by the Company’s board of directors and the holders of a majority of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000, and, subsequently, to effect a reverse stock split of the shares of Common Stock at a ratio of 20-to-1. Following the reverse stock split, the number of authorized shares of Common Stock is 20,000,000.

On September 13, 2018, the stockholders’ approval of the share increase and reverse stock split became effective and the Company filed with the Delaware Secretary of State the Second Amendment to the Third Amended and Restated Certificate of Incorporation and the Third Amendment to the Third Amended and Restated Certificate of Incorporation.

Pursuant to the terms of (i) the Warrant Agreement, dated as of July 27, 2016, by and between the Company and Continental Stock Transfer & Trust, (ii) the Warrant Agreement, dated as of January 29, 2018, by and between the Company and the Warrant Agent, (iii) the Warrant Agreement, dated as of March 8, 2018, by and between the Company and the Warrant Agent, and (iv) the Warrant Agreement, dated as of September 6, 2018, by and between the Company and the Warrant Agent, the number of Common Shares issuable upon exercise of the Series A warrants, Series B warrants, Series C warrants, Series D warrants and Series E warrants was adjusted to reflect the reverse stock split.

The summary of the second and third amendments set forth in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the text of such amendments, a copy of which are being filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information in Item 3.03 is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

Reverse Stock Split

As a result of the reverse stock split, every 20 shares of Common Stock of the Company outstanding on September 13, 2018 were converted into 1 share of Common Stock, with fractional shares cashed out based on the closing price per share on the effective date of the reverse stock split.

On September 14, 2018, the Company issued a press release announcing the reverse stock split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

The Common Stock commenced trading on a split-adjusted basis on September 17, 2018 on the Nasdaq Capital Market.

Amended and Restated 2018 Long-Term Incentive Plan

As further described in the Company’s Current Report on Form 8-K filed on August 14, 2018, the Stockholders’ authorization of the Company’s entry into the Amended and Restated 2018 Long-Term Incentive Plan became effective as of September 13, 2018.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc.

3.2	Third Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc.

99.1	Press Release dated September 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2018	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

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